Filed Pursuant to Rule 424(b)(3)
Registration No.  333-135640

AUXILIO, INC.

4,063,992 Shares of Common Stock

This Prospectus Supplement supplements and amends the prospectus dated May 10, 2007, with respect to the resale of 4,063,992 shares of our common stock, or the Prospectus. We are supplementing the Prospectus to provide the following information:

1.
On November 14, 2008, we filed our quarterly report on Form 10-QSB for the quarter ended September 30, 2008, with the Securities and Exchange Commission.

The information attached to this Prospectus Supplement modifies and supersedes, in part, the information in the Prospectus. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this Prospectus Supplement.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including all amendments and supplements thereto.

THE SECURITIES OFFERED IN THE PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is November 21, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)
[X]           QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2008

[   ]           TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______ to _______

Commission file number 000-27507

AUXILIO, INC.
(Exact name of registrant as specified in its charter)

                  Nevada                                                                                                           88-0350448
(State or other jurisdiction of                                                                                     (I.R.S. Employer
incorporation or organization)                                                                                   Identification No.)

27401 Los Altos, Suite 100
Mission Viejo, California  92691
(Address of principal executive offices, zip code)

(949) 614-0700
(Issuer’s telephone number)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes     X                      No ____

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐                                                                                                           Accelerated filer                   ☐
Non-accelerated filer   ☐                                                                                                          Smaller reporting company  ☑

Indicate by check mark whether the registrant is a shell company (as defined by Section 12b-2 of the Exchange Act)

Yes                       No    X

The number of shares of the issuer's common stock, $0.001 par value, outstanding as of November 14, 2008 was 17,623,734.

AUXILIO, INC.
FORM 10-Q
TABLE OF CONTENTS

Page

 Item 1.
Financial Statements (Unaudited):

Condensed Consolidated Balance Sheet

as of September 30, 2008 (unaudited) and December 31, 2008
3

Condensed Consolidated Statements of Operations

for the Three and Nine Months Ended September 30, 2008 and 2007 (unaudited)
4

Condensed Consolidated Statement of Stockholders’ Equity

for the Nine Months Ended September 30, 2008 (unaudited)
5

Condensed Consolidated Statements of Cash Flows

for the Nine Months Ended September 30, 2008 and 2007 (unaudited)
6

Notes to Unaudited Condensed Consolidated Financial Statements

8

 Item 2.
Management's Discussion and Analysis of Financial Condition and Results of Operations.
14

 Item 4T.
Controls and Procedures.
18

PART II - OTHER INFORMATION

 Item 1A
Risk Factors
19

 Item 2.
Unregistered Sales of Equity Securities and Use of Proceeds.
21

 Item 6.
Exhibits.
22

 Signatures
23

 PART I – FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.

 AUXILIO, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED BALANCE SHEETS

 SEPTEMBER 30, 2008 & DECEMBER 31, 2007

SEPTEMBER 30, 2008	DECEMBER 31, 2007

(unaudited)

 ASSETS

 Current assets:

 Cash and cash equivalents
$ 948,650	$ 666,428

 Accounts receivable, net
1,956,036	2,405,528

 Prepaid and other current assets
34,111	46,980

 Supplies
631,967	729,604

 Total current assets
3,570,764	3,848,540

 Property and equipment, net
156,670	208,936

 Deposits
28,790	28,790

 Loan acquisition costs, net
85,657	209,332

 Intangible assets, net
47,743	190,973

 Goodwill
1,517,017	1,517,017

$ 5,406,641	$ 6,003,588

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:

 Accounts payable and accrued expenses
$ 1,775,749	$ 1,566,260

 Accrued compensation and benefits
323,830	486,110

 Deferred revenue
385,696	382,895

 Loan payable, net of discount of $197,083 at December 31, 2007
-	547,917

 Current portion of note payable, net of discount of $45,136 at September 30, 2008
1,310,864	600,000

 Current portion of capital lease obligations
8,974	26,361

 Total current liabilities
3,805,113	3,609,543

 Note payable, less current portion, net of discount of $110,306 at December 31, 2007
-	1,221,694

 Commitments and contingencies
-	-

 Stockholders' equity:

 Common stock, par value at $0.001, 33,333,333 shares authorized,     17,623,734 shares issued and outstanding at September 30, 2008 and    16,235,309 shares issued and outstanding at December 31, 2007
17,625	16,237

 Additional paid-in capital
18,391,778	17,364,202

 Accumulated deficit
(16,807,875)	(16,208,088)

 Total stockholders' equity
1,601,528	1,172,351

 Total liabilities and stockholders’ equity
$ 5,406,641	$ 6,003,588

The accompanying notes are an integral part of these condensed consolidated financial statements.

 AUXILIO, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (UNAUDITED)

Three Months
Nine Months

Ended September 30,
Ended September 30,

2008
2007
2008
2007

 Revenues
$ 4,188,191	$ 5,003,721	$ 14,852,849	$ 15,888,744

 Cost of revenues
3,215,936	3,830,689	11,486,211	12,101,759

 Gross profit
972,255	1,173,032	3,366,638	3,786,985

 Operating expenses:

 Sales and marketing
367,375	308,379	1,067,836	896,763

 General & administrative expenses
975,769	549,902	2,217,415	1,795,628

 Intangible asset amortization
47,743	59,541	143,230	178,624

 Total operating expenses
1,390,887	917,822	3,428,481	2,871,015

 Income (loss) from operations
(418,632)	255,210	(61,843)	915,970

 Other income (expense):

 Interest expense
(94,207)	(294,755)	(535,031)	(701,351)

 Interest income
1,376	7,219	4,990	14,188

 Gain on extinguishment of debt
-	199,951	-	199,951

 Total other income (expense)
(92,831)	(87,585)	(530,041)	(487,212)

 Income (loss) before provision for income taxes
(511,463)	167,625	(591,884)	428,758

 Income tax expense
(5,503)	(5,600)	(7,903)	(16,800)

 Net income (loss)
$ (516,966)	$ 162,025	$ (599,787)	$ 411,958

 Net income (loss) per share:

 Basic
$ (.03)	$ .01	$(.04)	$ .03

 Diluted
$ (.03)	$ (.02)	$(.04)	$ (.01)

 Number of weighted average shares:

 Basic
17,230,259	16,135,309	16,569,380	16,130,043

 Diluted
18,015,666	20,774,453	16,569,380	20,947,758

The accompanying notes are an integral part of these condensed consolidated financial statements.

 AUXILIO, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

 NINE MONTHS ENDED SEPTEMBER 30, 2008

 (UNAUDITED)

Additional
Total

Common Stock
Paid-in
Accumulated
Stockholders'

Shares
Amount
Capital
Deficit
Equity

 Balance at December 31, 2007
	16,235,309	$ 16,237	$ 17,364,202	$ (16,208,088)	$ 1,172,351

Stock compensation expense for options and warrants granted

    to employees and consultants
	-	-	297,789	-	297,789

 Conversion of loan payable and accrued interest to common stock
	842,175	842	386,558	-	387,400

 Conversion of note payable to common stock
	75,000	75	125,925	-	126,000

 Warrants exercised
	471,250	471	217,304	-	217,775

 Net loss
	-	-	-	(599,787)	(599,787)

 Balance at September 30, 2008
	17,623,734	$ 17,625	$ 18,391,778	$ (16,807,875)	$ 1,601,528

The accompanying notes are an integral part of these condensed consolidated financial statements.

 AUXILIO, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (UNAUDITED)

Nine Months Ended September 30,

2008
2007

 Cash flows provided by operating activities:

 Net (loss) income
$ (599,787)	$ 411,958

 Adjustments to reconcile net (loss) income to net cash

 provided by operating activities:

 Depreciation
89,602	100,662

 Amortization of intangible assets
143,230	178,624

 Gain on extinguishment of debt
-	(199,951)

 Bad debt recovery
(28,510)	-

 Stock compensation expense for warrants and options issued to employees and consultants
297,789	327,295

 Interest expense related to amortization of warrants issued for loans
65,170	105,286

 Interest expense related to amortization of loan acquisition costs
123,675	184,955

 Interest expense related to accretion of loan
197,083	147,812

 Changes in operating assets and liabilities:

 Accounts receivable and other receivables
478,002	(1,413,553)

 Supplies
97,637	49,600

 Prepaid and other current assets
12,869	16,154

 Accounts payable and accrued expenses
224,389	344,902

 Accrued compensation and benefits
(162,280)	198,223

 Deferred revenue
2,801	175,388

 Net cash provided by operating activities
941,670	627,355

 Cash flows (used for) investing activities:

 Purchases of property and equipment
(37,336)	(25,243)

 Net cash (used for) investing activities
(37,336)	(25,243)

 Cash flows (used for) financing activities:

 Payments on capital leases
(17,387)	(15,344)

 Payments on loan payable
(372,500)	-

 Payments on note payable
(450,000)	(450,000)

 Acquisition fees paid for loans
-	(22,350)

 Proceeds from exercise of options and warrants
217,775	5,875

 Net cash (used for) financing activities
(622,112)	(481,819)

 Net increase in cash and cash equivalents
282,222	120,293

 Cash and cash equivalents, beginning of period
666,428	319,437

 Cash and cash equivalents, end of period
$ 948,650	$ 439,730

The accompanying notes are an integral part of these condensed consolidated financial statements.

        AUXILIO, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

 (UNAUDITED)

Nine Months Ended September 30,

2008
2007

 Supplemental disclosure of cash flow information:

 Interest paid
$ 135,823	$ 263,298

 Income tax paid
$ 18,487	$ 2,400

 Portion of loan payable converted to stock
$ 372,500	$ -

    Portion of accrued interest converted to stock
$ 14,900	$ -

 Portion of note payable converted to stock
$ 126,000	$ -

The accompanying notes are an integral part of these condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(UNAUDITED)

1.           BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of Auxilio, Inc. and its subsidiaries (“the Company”) have been prepared in accordance with generally accepted accounting principles of the United States of America (“GAAP”) for interim financial statements pursuant to the rules and regulations of the Securities and Exchange Commission.  Accordingly, these financial statements do not include all of the information and footnotes required by GAAP for complete financial statements.  These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (SEC) on March 27, 2008.

The unaudited condensed consolidated financial statements included herein reflect all adjustments (which include only normal, recurring adjustments) that are, in the opinion of management, necessary to state fairly the financial position and results of operations of the Company as of and for the periods presented.  The results for such periods are not necessarily indicative of the results to be expected for the full year.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  As a result, actual results could differ from those estimates.

In October 2006, the Company entered into a Loan and Security Agreement (“Loan Agreement”) with Cambria Investment Fund, L.P. (“Cambria”). Michael D. Vanderhoof, a director of the Company, is a principal in Cambria. Through June 30, 2008 the Company borrowed $745,000 of the available $1,500,000. Interest accrues daily upon any unpaid principal balance at the rate of twelve percent (12%) per annum and is payable quarterly. The outstanding principal balance was due and payable in full on May 1, 2008, with any subsequent borrowings due and payable on December 31, 2008. In April of 2008 the Company extended the maturity date of the $745,000 to July 1, 2008 with no other changes in the terms of the Loan Agreement. The Loan is secured by substantially all assets and is subordinate to the Laurus Master Fund Fixed Price Convertible Note. For the nine months ended September 30, 2008, the Company was able to generate sufficient cash from revenues to cover its operating expenses. However, no assurances can be given that the Company can continue to generate sufficient revenues. The Company believes that the availability of funds from the Loan Agreement, the growth of its customer base and cost containment efforts will enable the Company to generate positive operating cash flows and to continue its operations.

On July 1, 2008, $372,500 of the principal balance of the loan and $14,900 of the interest due was converted to common stock with the remaining outstanding principal balance of $372,500, along with $7,450 of interest due paid to Cambria in cash.

The continuing deterioration in the global credit markets, the financial services industry and the U.S. economy as a whole have been experiencing a period of substantial turmoil and uncertainty characterized by unprecedented intervention by the United States federal government and the failure, bankruptcy, or sale of various financial and other institutions. The impact of these events on our business and the severity of the current economic crisis is uncertain. It is possible that the current crisis in the global credit markets, the financial services industry and the U.S. economy may adversely affect our business, vendors and prospects as well as our liquidity and financial condition.  As a result no assurances can be given as to the Company’s ability to increase its customer base and generate positive cash flows.  Although the Company has been able to raise additional working capital through convertible note agreements and private placement offerings of its common stock, the Company may not be able to continue this practice in the future nor may the Company be able to obtain additional working capital through other debt or equity financings. In the event that sufficient capital cannot be obtained, the Company may be forced to significantly reduce operating expenses to a point that would be detrimental to the Company’s business operations and business development activities. These courses of action may be detrimental to the Company’s business prospects and result in material charges to its operations and financial position.  In the event that any future financing should take the form of the sale of equity securities, the current equity holders may experience dilution of their investments.

The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries.  All intercompany balances and transactions have been eliminated.

The accompanying financial statements do not include a statement of comprehensive income because there were no items that would require adjustment of net income to comprehensive income during the reporting periods.

2.           RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) replaces SFAS No. 141, “Business Combinations”, and is effective for the Company for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141(R) requires the new acquiring entity to recognize all assets acquired and liabilities assumed in the transactions; establishes an acquisition-date fair value for acquired assets and liabilities; and fully discloses to investors the financial effect the acquisition will have.  The Company is evaluating the impact of this pronouncement on the Company’s consolidated financial position, results of operations and cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). SFAS 160 requires all entities to report minority interests in subsidiaries as equity in the consolidated financial statements, and requires that transactions between entities and noncontrolling interests be treated as equity.  SFAS 160 is effective for the Company as of the beginning of fiscal 2009.  The Company is evaluating the impact of this pronouncement on the Company’s consolidated financial position, results of operations and cash flows.

In June 2008, the EITF reached a consensus on EITF Issue No. 08-4, Transition Guidance for Conforming Changes to EITF Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF No. 08-4”). Subsequent to the issuance of EITF No. 98-5, certain portions of the guidance contained in EITF No. 98-5 were nullified by EITF Issue No. 00-27, Application of EITF Issue No. 98-5, ‘Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios’ (“EITF No. 00-27”). However, the portions of EITF No. 98-5 that were nullified by EITF No. 00-27 were not specifically identified in EITF No. 98-5, nor were the illustrative examples in EITF No. 98-5 updated for the effects of EITF No. 00-27. EITF No. 08-4 specifically addresses the conforming changes to EITF Issue No. 98-5 and provides transition guidance for the conforming changes. EITF No. 08-4 is effective for the Company for the fiscal year ending after December 15, 2008. The Company is currently evaluating the impact of adopting EITF No. 08-4 on the Company’s financial position, results of operations and cash flows.

3.           OPTIONS AND WARRANTS

Below is a summary of Auxilio stock option and warrant activity during the nine-month period ended September 30, 2008:

 Options
Shares
Weighted Average Exercise Price
Weighted Average Remaining Term in Years
Aggregate Intrinsic Value

 Outstanding at December 31, 2007
4,257,648
$ 1.12

Granted
206,500
1.82

Exercised
-
-

Cancelled
(88,461)
1.15

 Outstanding at September 30, 2008
4,375,687
$ 1.16
7.53
$ 3,010,523

 Exercisable at September 30, 2008
2,139,759
$ 1.23
6.30
$ 1,364,270

 Warrants
Shares
Weighted Average Exercise Price
Weighted Average Remaining Term in Years
Aggregate Intrinsic Value

 Outstanding at December 31, 2007
3,063,021
$ 1.14

Granted
-
-

Exercised
(471,250)
.46

Cancelled
(377,500)
.72

 Outstanding at September 30, 2008
2,214,271
$ 1.36
2.70
$ 1,303,795

 Exercisable at September 30, 2008
2,214,271
$ 1.36
2.70
$ 1,303,795

During the nine months ended September 30, 2008, the Company granted a total of 206,500 options to its employees and directors to purchase shares of the Company’s common stock at an exercise price range of $1.55 to $2.15 per share, which exercise price equals the fair value of the Company’s stock on the grant date.  The options have graded vesting annually over three years, starting February 2008.  The fair value of the options was determined using the Black-Scholes option-pricing model.  The assumptions used to calculate the fair market value are as follows: (i) risk-free interest rate of 1.96 to 5.25%; (ii) estimated volatility of 75.48 to 79.38%; (iii) dividend yield of 0.0%; and (iv) expected life of the options of three years.

    Beginning January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payments” (“SFAS No. 123(R)”) on a modified prospective transition method to account for its employee stock options and warrants. For the three and nine months ended September 30, 2008 and 2007, stock-based compensation expense recognized in the statement of operations as follows:

Three Months
Nine months

Ended September 30,
Ended September 30,

2008
2007
2008
2007

 Cost of revenues
$ 27,413
$ 25,432
$ 91,524
$ 79,224

 Sales and marketing
19,542
15,941
60,979
74,813

 General and administrative expense
48,849
34,542
145,286
173,258

    Total stock based compensation expense
$ 95,804
$ 75,915
$ 297,789
$ 327,295

4.           NET INCOME (LOSS) PER SHARE

Basic net income (loss) per share is calculated using the weighted average number of shares of the Company’s common stock issued and outstanding during a certain period, and is calculated by dividing net income (loss) by the weighted average number of shares of the Company’s common stock issued and outstanding during such period. Diluted net income (loss) per share is calculated using the weighted average number of common and potentially dilutive common shares outstanding during the period, using the as-if converted method for secured convertible notes, and the treasury stock method for options and warrants.

The following table sets forth the computation of basic and diluted net income (loss) per share:

Three Months Ended September 30,
Nine months Ended September 30,

2008
2007
2008
2007

 Numerator:

Net income (loss)
$ (516,966)
$ 162,025
$ (599,787)
$ 411,958

 Effects of dilutive securities:

Convertible notes payable
(100,125)
(646,049)

-
(533,122)

 (Loss) after effects of conversion of note payable
$ (617,091)
$ (484,024)
$ (599,787)
$ (121,164)

 Denominator:

Denominator for basic calculation weighted average shares
17,230,259
16,135,309
16,569,380
16,130,043

 Dilutive common stock equivalents:

Secured convertible notes
785,407
2,940,292
-
3,118,863

Options and warrants
-
1,698,852
-
1,698,852

 Denominator for diluted calculation weighted average shares
18,015,666
20,774,453
16,569,380
20,947,758

 Net income (loss) per share:

Basic net income (loss) per share
$ (.03)
$ .01
$ (.04)

$ .03

Diluted net (loss) per share
$ (.03)
$ (.02)
$ (.04)
$ (.01)

5.           ACCOUNTS RECEIVABLE

A summary as of September 30, 2008 is as follows:

 Trade receivable
$ 1,956,036

 Allowance for doubtful accounts
-

Total accounts receivable
$ 1,956,036

6.                      LOAN PAYABLE

In October 2006, the Company entered into a $1,500,000 Loan and Security Agreement (the “Loan Agreement”) with Cambria Investment Fund L.P. (“Cambria”). Michael D. Vanderhoof, a director of the Company is a principal in Cambria. Under the Loan Agreement, (i) the Company could borrow up to $1,500,000, with the final $500,000 available only after February 15, 2007 (ii) cash is advanced in $50,000 increments to the Company by Cambria Investment Fund L.P. upon request, (iii) interest accrues daily upon any unpaid principal balance at the rate of twelve percent (12%) per annum, (iv) accrued interest is payable in full on a quarterly basis and (v) the outstanding principal balance is due and payable in full on October 22, 2007. Cambria holds a second priority security interest (subject to the first lien held by Laurus Master Fund, LTD) in all of the Company’s inventory, accounts receivable, equipment, cash, deposit accounts, securities, intellectual property, chattel paper, general intangibles and instruments, now existing or hereafter arising, and all proceeds thereof.  The Loan Agreement contains a provision whereby the conversion price to convert the Note to equity was set at $.46. Upon entering into this Loan Agreement Cambria earned the right to receive warrants to purchase up to 300,000 shares of the Company’s common stock at $.46. Additionally Cambria will earn the right to receive warrants to purchase up to additional 450,000 shares at $.46, with 30,000 shares vesting for every multiple of $100,000 borrowed under the Loan Agreement. Through March 2008, the Company borrowed $745,000 under the Loan Agreement. This borrowing earned Cambria the right to receive warrants to purchase 210,000 shares. The fair value of the warrant for the 300,000 shares issued upon execution was $92,558. Such amount was recorded as a loan acquisition cost and will be amortized to interest expense over the life of the note using the straight-line interest method.  The fair value of the warrant for the 210,000 shares issued in connection with the borrowing was $71,086. In accordance with APB 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants,” the Company has allocated a value of $71,086 to the warrants based on their relative fair value. Such amount was recorded as a discount against the carrying value of the note and will be amortized to interest expense over the life of the note using the interest method.  The fair value of the warrant was determined using the Black-Scholes option-pricing model, with the following assumptions: (i) no expected dividends; (ii) a risk free interest rate of 5.25%; (iii) expected volatility range of 79.05% to 79.52%; and (iv) an expected life of the warrants of five years.  In lieu of exercising the warrant, Cambria may convert the warrant, in whole or in part, into a number of shares determined by dividing (a) the aggregate fair market value of the shares or other securities otherwise issuable upon exercise of the warrant minus the aggregate exercise price of such shares by (b) the fair market value of one share.

Effective July 2007, the Company restructured the Loan Agreement with Cambria Investment Fund L.P. extending the maturity date of the $745,000 outstanding balance to May 1, 2008 and extending the maturity date of the remaining unborrowed amount of $755,000 to December 31, 2008.  In return, the Company paid administrative fees of $22,350, and agreed to immediately vest the remaining 240,000 unvested warrants under the original agreement and provide one additional warrant share for every two dollars of new borrowings against the $755,000.  The exercise price of the additional warrants of $0.72 represents a 10% discount to the closing price of the Company’s common stock on the effective date of the restructuring. The conversion price for the amount borrowed to date remains at $0.46 per share, and the conversion price for any new borrowings and unpaid interest would be $0.72 per share.  In April 2008, the Company extended the maturity date of the $745,000 to July 1, 2008 with no other changes in the terms of the Loan Agreement.

In accordance with EITF 96-19, the Company determined that the July 2007 restructuring was considered a substantial modification in the terms of the existing debt and therefore should be accounted for in the same manner as an extinguishment of the existing debt and the creation of new debt and as a result the Company recorded a gain on extinguishment of debt of $199,951.  In accordance with EITF 96-19, the new debt is initially recorded at fair value and that amount is used to determine debt extinguishment gain or loss to be recognized and the effective rate of the instrument.  The fees paid by the Company including the warrants and the incremental change in the fair value of the embedded conversion option are also included in determining the debt extinguishment gain.

The Company determined that the fair value of the new loan payable was $252,293.  The difference between the fair value of the new loan payable and the amount of the existing debt of $745,000, less unamortized loan acquisition costs of $36,927, unamortized loan discount costs of $85,149 was used in determining the gain on debt extinguishment. The Company determined the fair value of the new loan payable by looking to the remaining unborrowed $755,000 under the arrangement and allocating $363,622 to the fair value of the embedded conversion option and $129,086 to the fair value of the warrants issuable upon borrowing.  Such amounts were determined using the Black Scholes option pricing model. The fair value of the loan payable will be accreted to its stated value through periodic charges to interest expense using the straight-line method, which approximates the effective interest method.

The fees that were paid by the Company and used to determine the debt extinguishment gain included the fair value of the warrant for the 240,000 shares issued in connection with the restructuring for $128,123 and the fair value of the modification of the terms that affected the embedded conversion option, calculated as the difference between the fair value of the embedded conversion option immediately before and after the modification, was $80,208.

The fair values were determined using the Black-Scholes option-pricing model, with the following assumptions: (i) no expected dividends; (ii) a risk free interest rate of 5.31%; (iii) expected volatility of 81.14%; and (iv) a term of 10 months for the embedded conversion option and 5 years for the warrants.

Interest charges associated with the Loan, including amortization of the discount, loan acquisition costs and accreted interest costs totaled $242,280 and $269,978 for the nine months ended September 30, 2008 and 2007, respectively.

On July 1, 2008, $372,500 of the principal balance of the loan and $14,900 of the interest due was converted to common stock with the remaining outstanding principal balance of $372,500, along with $7,450 of interest due, paid to Cambria in cash.

7.           NOTE PAYABLE

In April 2006, the Company entered into a $3,000,000 Fixed Price Convertible Note (the “Note”) agreement with Laurus Master Fund (LMF). The term of the Note is for three years at an interest rate of WSJ prime plus 2.0%. The Note is secured by all of the Company's cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures, documents, instruments, contract rights, general intangibles, chattel paper, supporting obligations, investment property, letter of credit rights and all intellectual property now existing or hereafter arising, and all proceeds thereof. The Note contains a provision whereby the fixed conversion price to convert the Note to equity was set at a premium to the average closing price of the Company’s common stock for the 10 days prior to the closing of the transaction based on a tiered schedule. The first third of the investment amount has a fixed conversion price of $1.68, the next third has a fixed conversion price of $1.78, and the last third will has a fixed conversion price of $1.92. The Company shall reduce the principal Note by 1/60th per month starting 90 days after the closing, payable in cash or registered stock.

The Company has provided a first lien on all assets of the Company. The Company will have the option of redeeming any outstanding principal of the Note by paying to the LMF 120% of such amount, together with accrued but unpaid interest under this Note. LMF earned fees in the amount of 3.5% of the total investment amount at the time of closing. LMF also received a warrant to purchase 478,527 shares of the Company’s common stock (the “Warrant”). The exercise price of the warrant is $1.96, representing a 120% premium to the average closing price of the Company’s common stock for the 10 days prior to the closing of the transaction. The warrant has a term of seven years. In addition, the Company paid loan origination fees to LMF of $105,000.  The Company filed a Registration Statement on Form SB-2 with the SEC for the purpose of registering for re-sale all shares of common stock underlying the Note and the Warrant. On August 15, 2006, such registration statement was declared effective by the SEC.

The Company determined that the conversion feature embedded in the notes payable satisfied the definition of a conventional convertible instrument under the guidance provided in EITF 00-19 and EITF 05-02, as the conversion option’s value may only be realized by the holder by exercising the option and receiving a fixed number of shares. As such, the embedded conversion option in the notes payable qualifies for equity classification under EITF 00-19, qualifies for the scope exception of paragraph 11(a) of SAFS 133, and is not bifurcated from the host contract. The Company also determined that the warrants issued to LMF qualify for equity classification under the provisions of SFAS 133 and EITF 00-19. In accordance with the provisions of Accounting Principles Board Opinion No. 14, the Company allocated the net proceeds received in this transaction to each of the convertible debentures and common stock purchase warrants based on their relative estimated fair values. As a result, the Company allocated $2,739,320 to the convertible debentures and $260,680 to the common stock purchase warrants, which was recorded in additional paid-in-capital. In accordance with the consensus of EITF issues 98-5 and 00-27, management determined that the convertible debentures did not contain a beneficial conversion feature based on the effective conversion price after allocating proceeds of the convertible debentures to the common stock purchase warrants. The amounts recorded for the common stock purchase warrants are amortized as interest expense over the term of the convertible debentures.

During the nine months ended September 30, 2008 LMF converted $126,000 of the loan’s principal balance into 75,000 shares of common stock.

Interest charges associated with the convertible debentures, including amortization of the discount and loan acquisition costs totaled $292,562 for the nine months ended September 30, 2008.

 8.
EMPLOYMENT AGREEMENTS

In November of 2007, the Company entered in to a new employment agreement with Etienne Weidemann, to continue to serve as the Company’s President and Chief Executive Officer effective January 1, 2008. The employment agreement has a term of two years, and provides for a base annual salary of $175,000 in year one and $190,000 in year two. Mr. Weidemann is also eligible to receive an annual bonus and periodic commissions if certain earnings and revenue targets are satisfied during the applicable fiscal year.  The Company may terminate Mr. Weidemann’s employment under this agreement without cause at any time on thirty days’ advance written notice, at which time Mr. Weidemann would receive severance pay for six months and be fully vested in all options and warrants granted to date.  The foregoing descriptions of Mr. Weidemann’s employment agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to Form 10-QSB filed with the SEC on November 16, 2007.

Effective January 1, 2006, the Company entered in to an employment agreement with Etienne Weidemann, to serve as the

Company’s President and Chief Operating Officer. The employment agreement has a term of two years, and provides for a base annual salary of $175,000. Mr. Weidemann is also eligible to receive an annual bonus if certain earnings and revenue targets are satisfied during the applicable fiscal year.  Upon execution of the Agreement, Mr. Weidemann received 80,000 options. The Company may terminate Mr. Weidemann’s employment under this agreement without cause at any time on thirty days’ advance written notice, at which time Mr. Weidemann would receive severance pay for twelve months and be fully vested in all options and warrants granted to date. Mr. Weidemann was appointed Chief Executive Officer of the Company effective November 9, 2006.  The terms of Mr. Weidemann employment are still governed by his current employment agreement. The foregoing descriptions of Mr. Weidemann’s employment agreement is qualified in its entirety by reference to the full text of such agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 22, 2006.

In November of 2007, the Company entered in to a new employment agreement with Paul T. Anthony, to continue to serve as the Company’s Chief Financial Officer effective January 1, 2008. The employment agreement has a term of two years, and provides for a base annual salary of $170,000 in year one and $185,000 in year two. Mr. Anthony is also eligible to receive an annual bonus and periodic commissions if certain earnings and revenue targets are satisfied during the applicable fiscal year.  The Company may terminate Mr. Anthony’s employment under this agreement without cause at any time on thirty days’ advance written notice, at which time Mr. Anthony would receive severance pay for six months and be fully vested in all options and warrants granted to date.  The foregoing descriptions of Mr. Anthony’s employment agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.2 to Form 10-QSB filed with the SEC on November 16, 2007.

Effective January 1, 2006, the Company entered into an employment agreement with Paul T. Anthony, to serve as the Company’s Chief Financial Officer. The employment agreement has a term of two years, and provides for a base annual salary of $170,000. Mr. Anthony is also eligible to receive an annual bonus if certain earnings and revenue targets are satisfied during the applicable fiscal year.  Upon execution of the agreement, Mr. Anthony received 75,000 options. The Company may terminate Mr. Anthony’s employment under this agreement without cause at any time on thirty days’ advance written notice, at which time Mr. Anthony would receive severance pay for six months and be fully vested in all options and warrants granted to date. The foregoing descriptions of Mr. Anthony’s employment agreement is qualified in its entirety by reference to the full text of such agreement, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on March 22, 2006.

In November of 2007, the Company entered in to an employment agreement with Jacques Terblanche, to serve as the Company’s Chief Operations Officer effective January 1, 2008. Mr. Terblanche has been serving in this capacity for the last year as a consultant.  The employment agreement has a term of two years, and provides for a base annual salary of $165,000 in year one and $180,000 in year two. Mr. Terblanche is also eligible to receive an annual bonus and periodic commissions if certain earnings and revenue targets are satisfied during the applicable fiscal year.  The Company may terminate Mr. Terblanche’s employment under this agreement without cause at any time on thirty days’ advance written notice, at which time Mr. Terblanche would receive severance pay for six months and be fully vested in all options and warrants granted to date.  The foregoing descriptions of Mr. Terblanche’s employment agreement are qualified in their entirety by reference to the full text of such agreement, which is filed as Exhibit 10.3 to Form 10-QSB filed with the SEC on November 16, 2007.

9.           CONCENTRATIONS

Cash Concentrations

At times, cash balances held in financial institutions are in excess of federally insured limits. Management performs periodic evaluations of the relative credit standing of financial institutions and limits the amount of risk by selecting financial institutions with a strong credit standing.

Major Customers

The Company's four largest customers accounted for approximately 77% of the Company's revenues for the nine months ended September 30, 2008.  Accounts receivable for these customers totaled approximately $1,957,000 as of September 30, 2008. The Company's two largest customers accounted for approximately 66% of the Company's revenues for the nine months ended September 30, 2007.

10.           SEGMENT REPORTING

The Company has adopted SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.”  Since the Company operates in one business segment based on the Company’s integration and management strategies, segment disclosure has not been presented.

 11.           SUBSEQUENT EVENT

      In November 2008 the Company entered into a five year joint marketing agreement with Sodexo Operations , LLC, (“Sodexo”) to provide Auxilio’s document services to Sodexo‘s healthcare customer base in the United States. Sodexo will invest in sales and marketing resources and assist the Company with marketing their document services to Sodexo’s US healthcare customer base of more than 1,600 hospitals. Under the terms of the agreement the Company will provide Sodexo with warrants to purchase up to two million shares of the Company’s common stock at a price of $1.50 per share. The first one hundred and fifty thousand warrants will vest six months after execution of the agreement. The balance of the warrants will vest after that in increments of between 75,000 and 500,000 shares dependent on the size and number of the new customer contracts that the Company enters into as a direct result of this agreement. The Company anticipates finalizing the warrants agreements before the first vesting date.

ITEM 2.                      MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OFOPERATIONS.

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the condensed consolidated financial statements and the related notes thereto included elsewhere in this Quarterly Report on Form 10-Q.  This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and is subject to the safe harbors created by those sections.  Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict.  Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. We undertake no obligation to revise or publicly release the results of any revisions to these forward-looking statements.

Although we have been previously able to raise additional working capital through private placement offerings of our common stock, through our debt financing with Laurus Master Fund, Ltd. and our Loan Agreement with Cambria Investment Fund L.P., we may not be able to continue this practice in the future nor may we be able to obtain additional working capital through other debt or equity financings. In the event that sufficient capital cannot be obtained, we may be forced to significantly reduce operating expenses to a point which would be detrimental to business operations, curtail business activities, sell business assets or discontinue some or all of our business operations, or take other actions which could be detrimental to business prospects and result in charges which could be material to our operations and financial position.  In the event that any future financing should take the form of the sale of equity securities, the current equity holders may experience dilution of their investments.  In addition, we may generate insufficient revenues from our operations to cover our cash operating expenses.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this Quarterly Report, which speak only as of the date of this Quarterly Report, or to make predictions about future performance based solely on historical financial performance.  We disclaim any obligation to update forward-looking statements contained in this Quarterly Report.

Readers should carefully review the risk factors described below under the heading "Risk Factors That May Affect Future Results"  and in other documents we file from time to time with the Securities and Exchange Commission, including our Form 10-KSB for the fiscal year ended December 31, 2007.  Our filings with the Securities and Exchange Commission, including our Form 10-KSB, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those filings, pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, are available free of charge at www.auxilioinc.com, when such reports are available at the Securities and Exchange Commission web site.

OVERVIEW

Prior to March 2004, Auxilio, then operating under the name PeopleView, Inc., developed, marketed and supported web based assessment and reporting tools and provided consulting services that enabled companies to manage their Human Capital Management (“HCM”) needs in real-time.  In March 2004, Auxilio decided to change its business strategy and sold the PeopleView business to Workstream, Inc (“Workstream”). Following completion of the sale of PeopleView, Inc. to Workstream, the Company focused its business strategy on providing outsourced image management services to healthcare facilities.

To facilitate this strategy, Auxilio, in April 2004, acquired Alan Mayo & Associates, dba The Mayo Group (“The Mayo Group” or “TMG”), a provider of integration strategies and outsourced services for document image management in healthcare facilities. It was this acquisition that formed the basis of the Auxilio’s current operations.

Auxilio now provides total outsourced document and image management services and related financial and business processes for major healthcare facilities. Our proprietary technologies and unique processes assist hospitals, health plans and health systems with strategic direction and services that reduce document image expenses, increase operational efficiencies and improve the productivity of their staff. Auxilio’s analysts, consultants and resident hospital teams work with senior hospital financial management and department heads to determine the best possible long term strategy for managing the millions of document images produced by their facilities on an annual basis. Auxilio’s document image management programs help our clients achieve measurable savings and a fully outsourced document image management process. Auxilio's target market includes medium to large hospitals, health plans and healthcare systems.

Our common stock currently trades on the OTC Bulletin Board under the stock symbol AUXO.
Where appropriate, references to “Auxilio,” the “Company,” “we,” “us” or “our” include Auxilio, Inc. and Auxilio Solutions, Inc.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities.  We evaluate these estimates on an on-going basis, including those estimates related to customer programs and incentives, product returns, bad debts, inventories, investments, intangible assets, income taxes, contingencies and litigation.  We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances.  The results of these estimates form the basis for our judgments about the carrying values of assets and liabilities which are not readily apparent from other sources.  As a result, actual results may differ from these estimates under different assumptions or conditions.

We consider the following accounting policies to be most important to the portrayal of our financial condition and those that require the most subjective judgment:

 •
revenue recognition

 •
accounts receivable valuation and related reserves

 •
impairment of intangible assets

 •
deferred revenue

Revenues from equipment sales transactions are deemed earned when the equipment is delivered and accepted by the customer.  For equipment that is to be placed at the customer’s location at a future date, revenue is deferred until that equipment is actually placed.   Service and supply revenue is earned monthly during the term of the various contracts, as services and supplies are provided.  Overages, as defined in the cost per copy contracts, are billed to customers monthly and are earned during the period when the number of images in any period exceeds the number allowed in the contract.

We enter into arrangements that include multiple deliverables, which typically consist of the sale of equipment and a support services contract. Pursuant to EITF 00-21, we account for each element within an arrangement with multiple deliverables as separate units of accounting. Revenue is allocated to each unit of accounting using the residual method, which allocates revenue to each unit of accounting based on the fair value of the undelivered items.

You should refer to our Annual Report on Form 10-KSB filed on March 27, 2008 for a discussion of our critical accounting policies.

RESULTS OF OPERATIONS

For the Nine months Ended September 30, 2008 Compared to the Nine months Ended September 30, 2007

Revenue

Revenue decreased $1,035,895 to $14,852,849 for the nine months ended September 30, 2008, as compared to the same period in 2007.  Recurring service revenue for the nine months ended September 30, 2008 totals approximately $10,600,000 compared to approximately $9,700,000 for the same period in 2007. This increase is primarily a result of growth in existing customer accounts. Equipment revenue totals $4,200,000 for the nine months ended September 30, 2008 compared to approximately $6,200,000 for the same period in 2007. This decrease is primarily a result of a lower volume of scheduled equipment placements available at new and existing customers.

Cost of Revenue

Cost of revenue consists of document imaging equipment, parts, supplies and salaries and expenses of field services personnel.  Cost of revenue decreased $615,548 to $11,486,211 for the nine months ended September 30, 2008, as compared to $12,101,759 for the same period in 2007.  This decrease is consistent with the related decrease in revenue for the periods compared. The slight increase in cost of revenue relative to total revenue is the expected result of a lower mix of equipment revenue, which produces a higher gross profit margin.

Sales and Marketing

Sales and marketing expenses include salaries, commissions and expenses for sales and marketing personnel, travel and entertainment, and other selling and marketing costs.  Sales and marketing expenses were $1,067,836 for the nine months ended September 30, 2008, as compared to $896,763 for the same period in 2007.  Sales and marketing expenses for the first nine months of 2008 are higher as a result of management’s decision to increase the Company’s sales force in the third quarter of 2007.

General and Administrative

General and administrative expenses include personnel costs for finance, administration, information systems, and general management, as well as facilities expenses, professional fees, legal expenses and other administrative costs. General and administrative expenses increased by $421,787 to $2,217,415 for the nine months ended September 30, 2008, as compared to $1,795,628 for the same period in 2007. This increase is primarily attributed to approximately $300,000 in legal fees and approximately $90,000 in other consulting fees incurred in connection with certain corporate strategic initiatives.  As a result of the current economic crisis, these corporate strategic initiatives have been delayed indefinitely and we can provide no reassurances that these initiatives will be resumed.  These fees are non-recurring expenses that the Company does not anticipate incurring to this extent in the future even when or if these strategic initiatives resume.

Intangible Asset Amortization

As a result of our acquisition activity, we have recorded a substantial amount of goodwill, which is the excess of the cost of our acquired business over the fair value of the acquired net assets, and other intangible assets.  We evaluate the goodwill for impairment at least annually.  We examine the carrying value of our other intangible assets as current events and circumstances warrant a determination of whether there are any impairment losses.  If indicators of impairment arise with respect to our other intangible assets and our future cash flows are not expected to be sufficient to recover the assets’ carrying amounts, an impairment loss will be charged as an expense in the period identified.  To date, we have not identified any event that would indicate an impairment of the value of our goodwill recorded in our condensed consolidated financial statements. Other intangible assets are amortized over their estimated lives.

Amortization expense was $143,230 for the nine months ended September 30, 2008 compared to $178,624 for the same period in 2007. The slight reduction is a result of the estimated declining value of the amortization of backlogged business.

Other Income (Expense)

Interest expense for the nine months ended September 30, 2008 was $535,031, compared to $701,351 for the same period in 2007.  The decrease is due to the declining principal balance of the loan from Laurus Master Fund and the satisfaction of the loan from Cambria Investment Fund L.P. The principal balance of the Laurus loan has declined through regular scheduled principal repayments as well as the conversion of a portion of the debt to common stock. Interest income is primarily derived from short-term interest-bearing securities and money market accounts.  Interest income for the nine months ended September 30, 2008 was $4,990, as compared to $14,188 for the same period in 2007, primarily due to a decrease in earnings rates of invested cash.

Income Tax Expense

Income tax expense for the nine months ended September 30, 2008 totaled $7,903. Income tax expense for the nine months ended September 30, 2007 totaled $16,800. These amounts represent a nine month estimate of the annual expense primarily as a result of alternative minimum tax provisions.

For the Three Months Ended September 30, 2008 Compared to the Three Months Ended September 30, 2007

Revenue

Revenue decreased $815,530 to $4,188,191 for the three months ended September 30, 2008, as compared to the same period in 2007.  The decrease in revenue is primarily attributed to an approximate $1,300,000 decrease in equipment sales in the third quarter of 2008. We have also experienced a modest increase in service revenues for the three months ended September 30, 2008 as compared to the same period in 2007.

Cost of Revenue

Cost of revenue consists of document imaging equipment, parts, supplies and salaries and expenses of field services personnel.  Cost of revenue was $3,215,936 for the three months ended September 30, 2008, as compared to $3,830,689 for the same period in 2007.  This decrease is the result of decreased equipment sales in the third quarter of 2008.

Sales and Marketing

Sales and marketing expenses include salaries, commissions and expenses for sales and marketing personnel, travel and entertainment, and other selling and marketing costs.  Sales and marketing expenses were $367,375 for the three months ended September 30, 2008, as compared to $308,379 for the same period in 2007. The increase in sales and marketing expenses during the third quarter of 2008 is the result of management’s decision to increase the Company’s sales force during the third quarter of 2007.

General and Administrative

General and administrative expenses include personnel costs for finance, administration, information systems, and general management, as well as facilities expenses, professional fees, legal expenses and other administrative costs. General and administrative expenses increased by $425,867 to $975,769 for the three months ended September 30, 2008, as compared to $549,902 for the same period in 2007. This increase is primarily attributed to approximately $300,000 in legal fees and approximately $90,000 in other consulting fees incurred in connection with certain corporate strategic initiatives.  As a result of the current economic crisis, these corporate strategic initiatives have been delayed indefinitely and we can provide no reassurances that these initiatives will be resumed.  These fees are non-recurring expenses that the Company does not anticipate incurring to this extent in the future even when or if these strategic initiatives resume.

Intangible Asset Amortization

As a result of our acquisition activity, we have recorded a substantial amount of goodwill, which is the excess of the cost of our acquired business over the fair value of the acquired net assets, and other intangible assets.  We evaluate the goodwill for impairment at least annually.  We examine the carrying value of our other intangible assets as current events and circumstances warrant a determination of whether there are any impairment losses.  If indicators of impairment arise with respect to our other intangible assets and our future cash flows are not expected to be sufficient to recover the assets’ carrying amounts, an impairment loss will be charged as an expense in the period identified.  To date, we have not identified any event that would indicate an impairment of the value of our goodwill recorded in our condensed consolidated financial statements.  Other intangible assets are amortized over their estimated lives.

Amortization expense was $47,743 for the three months ended September 30, 2008 compared to $59,541 for the same period in 2007. The slight reduction is a result of the estimated declining value of the amortization of backlogged business.

Other Income (Expense)

Interest expense for the three months ended September 30, 2008 was $94,207, compared to $294,755 for the same period in 2007.   The reduction in expense is a result of declining amounts borrowed for the two periods on the note from Laurus Master Fund and the payoff of the loan from Cambria Investment Fund L.P. on July 1, 2008. Interest income is primarily derived from short-term interest-bearing securities and money market accounts.  Interest income for the three months ended September 30, 2008 was $1,376, as compared to $7,219 for the same period in 2007, primarily due to a decrease in earnings rates of invested cash.

Income Tax Expense

Income tax expense for the three months ended September 30, 2008 was $5,503. Income tax expense for the three months ended September 30, 2007 was $5,600. These amounts represent the quarterly estimate of annual expense primarily as a result of alternative minimum tax provisions.

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2008, our cash and cash equivalents were $948,650 and our working capital deficit was $234,349.  Our principal cash requirements are for operating expenses, including equipment, supplies, employee costs, capital expenditures and funding of the operations. Our primary sources of cash are revenues, the proceeds from a $3,000,000 loan from Laurus Master Fund in April 2006, the $1,500,000 revolving note payable from Cambria Investment Fund L.P., under which we have borrowed and repaid $745,000 to date and $217,775 in warrants exercised during the third quarter of 2008.

During the nine months ended September 30, 2008, our cash providedby operating activities amounted to $941,670, as compared to $627,355 provided by for the same period in 2007.  The increase in cash provided was primarily due to improved collections of receivables in 2008.

In April 2006, we entered into a $3,000,000 Fixed Price Convertible Note (the “Note”) agreement with Laurus Master Fund (LMF). The term of the Note is for three years at an interest rate of prime, as quoted in the Wall Street Journal, plus 2.0%. We shall reduce the principal outstanding under the Note by 1/60th per month starting 90 days after the closing, payable in cash or registered stock. For the nine months ended September 30, 2008 we repaid $450,000 in principal of the Note.

In October 2006, we entered into a Loan and Security Agreement (the “Loan Agreement”) with Cambria Investment Fund, L.P. One of our directors, Michael D. Vanderhoof, is a principal in Cambria Investment Fund. As of December 31, 2006, we had borrowed $745,000 of the available $1,500,000. There were no additional borrowings under the Loan Agreement during the nine months ended September 30, 2008. Interest accrues daily upon any unpaid principal balance at the rate of twelve percent (12%) per annum and is payable quarterly. The outstanding principal balance was due and payable in full on October 22, 2007. However, in August 2007, we agreed with Cambria Investment Fund, L.P to restructure the Loan Agreement extending the maturity date of the $745,000 outstanding balance to May 1, 2008 and extending the maturity date of the remaining unborrowed amount of $755,000 to December 31, 2008.  In return, we agreed to immediately vest the remaining 240,000 unvested warrants under the original agreement and provide one additional warrant share for every two dollars of new borrowings against the $755,000.  The exercise price of the additional warrants provides for a 10% discount to the closing price of the Company’s common stock on the date of the restructuring. In April 2008, the Company extended the maturity date of the $745,000 to July 1, 2008 with no other changes in the terms of the Loan Agreement.  On July 1, 2008, $372,500 of the principal balance of the loan and $14,900 of the interest due was converted to common stock with the remaining outstanding principal balance of $372,500, along with $7,450 of interest due, paid to Cambria in cash.

We have executed three large equipment sales with existing customers in the first nine months of 2008. We anticipate other equipment sales in 2008. We signed a recurring revenue contract with a new customer effective August 2008. We expect to close additional recurring revenue contracts to new customers throughout 2008. We have the short-term availability of $755,000 in additional funds through our Loan with Cambria Investment Fund, L.P. We believe there are adequate funds to sustain our business operations over the next twelve months. If events or circumstances occur such that we do not meet our operating plan as expected, we may be required to seek additional capital and/or reduce certain discretionary spending, which could have a material adverse effect on our ability to achieve our business objectives. We may seek additional financing, which may include debt and/or equity financing or funding through third party agreements. There can be no assurance that any additional financing will be available on acceptable terms, if at all. Any equity financing may result in dilution to existing stockholders and any debt financing may include restrictive covenants.

ITEM 4T.                      CONTROLS AND PROCEDURES.

As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Accounting Officer, of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e)) pursuant to Rule 13a-15 of the Securities and Exchange Act of 1934 as amended. Based upon their evaluation, our Chief Executive Officer and Chief Accounting Officer have concluded that our disclosure controls and procedures are effective.

No change in our internal control over financial reporting occurred during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Management is aware that there is a lack of segregation of duties due to the small number of employees and consultants addressing our general administrative and financial matters. However, management has determined that, considering the employees involved and the control procedures in place, any potential benefits of adding employees or consultants to clearly segregate duties do not justify the expenses associated with such increases at this time.

PART II - OTHER INFORMATION

ITEM 1A.                      RISK FACTORS.

This Quarterly Report on Form 10-Q, including the discussion and analysis of our financial condition and results of operations set forth above, contains certain forward-looking statements.  Forward-looking statements set forth estimates of, or our expectations or beliefs regarding, our future financial performance.  Those estimates, expectations and beliefs are based on current information and are subject to a number of risks and uncertainties that could cause our actual operating results and financial performance in the future to differ, possibly significantly, from those set forth in the forward-looking statements contained in this Quarterly Report and, for that reason, you should not place undue reliance on those forward-looking statements. Those risks and uncertainties include, although they are not limited to, the following:

CURRENT WORLDWIDE ECONOMIC CONDITIONS MAY ADVERSELY AFFECT OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION, AS WELL AS FURTHER DECREASE OUR STOCK PRICE.

The continuing deterioration in the global credit markets, the financial services industry and the U.S. economy as a whole have been experiencing a period of substantial turmoil and uncertainty characterized by unprecedented intervention by the United States federal government and the failure, bankruptcy, or sale of various financial and other institutions. The impact of these events on our business and the severity of the current economic crisis is uncertain. It is possible that the current crisis in the global credit markets, the financial services industry and the U.S. economy may adversely affect our business, vendors and prospects as well as our liquidity and financial condition.

WE HAVE A LIMITED OPERATING HISTORY WITH RESPECT TO OUR CORE BUSINESS STRATEGY.

Our business was incorporated in March 2000.  During March and April of 2004, we entered into two transactions which changed our business operations and revenue model.  In March 2004, we sold our survey and assessment software to Workstream.  In April 2004, we completed an acquisition of The Mayo Group and, as a result of such acquisition, entered the Image Management industry.  This future revenue opportunity is focused on providing outsourced financial and business processes for image management in healthcare.  We have limited operating history in this industry on which to base an evaluation of our business and prospects and any investment decision must be considered in light of the risks and uncertainties encountered by companies in the early stages of development.  Such risks and uncertainties are frequently more severe for those companies, such as ours, that are operating in new and rapidly evolving markets.

Some of the factors upon which our success will depend include (but are not limited to) the following:

 •
the emergence of competitors in our target market, and the quality and development of their products and services; and

 •
the market’s acceptance of our products and services.

In order to address these risks, we must (among other things) be able to:

 •
successfully complete the development of our products and services;

 •
modify our products and services as necessary to meet the demands of our market;

 •
attract and retain highly skilled employees; and

 •
respond to competitive influences.

On an ongoing basis, we cannot be certain that we will be able to successfully address any of these risks.

WE FACE SUBSTANTIAL COMPETITION FROM BETTER ESTABLISHED COMPANIES THAT MAY HAVE SIGNIFICANTLY GREATER RESOURCES WHICH COULD LEAD TO REDUCED SALES OF OUR PRODUCTS AND SERVICES.

The market for our products and services is competitive and is likely to become even more competitive in the future.  Increased competition could result in pricing pressures, reduced sales, reduced margins or the failure of our products and services to achieve or maintain market acceptance, any of which would have a material adverse effect on our business, results of operations and financial condition.  Many of our current and potential competitors enjoy substantial competitive advantages, such as:

 •
greater name recognition and larger marketing budgets and resources;

 •
established marketing relationships and access to larger customer bases;

 •
substantially greater financial, technical and other resources; and

 •
larger technical and support staffs.

As a result, our competitors may be able to respond more quickly than us to new or changing opportunities, technologies, standards or customer requirements.  For all of the foregoing reasons, we may not be able to compete successfully against our current and future competitors.

WE HAVE A HISTORY OF LOSSES AND MAY NEED ADDITIONAL FINANCING TO CONTINUE OUR OPERATIONS AND SUCH FINANCING MAY NOT BE AVAILABLE UPON FAVORABLE TERMS, IF AT ALL.

We experienced a net operating loss of $61,843 for the nine months ended September 30, 2008 and we have an accumulated deficit of $16,807,875 as of September 30, 2008.  There can be no assurance that we will be able to operate profitably in the future.  In the event that we are not successful in implementing our business plan, we will require additional financing in order to succeed.  There can be no assurance that additional financing will be available now or in the future on terms that are acceptable to us.  If adequate funds are not available or are not available on acceptable terms, we may be unable to develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures, all of which could have a material adverse effect on our business, financial condition or operating results. If sufficient capital cannot be obtained, we may be forced to significantly reduce operating expenses to a point which would be detrimental to business operations, or take other actions which could be detrimental to business prospects and result in charges which could be material to our operations and financial position.  In the event that any future financing should take the form of the sale of equity securities, the current equity holders may experience dilution of their investments.

WE ARE DEPENDENT UPON OUR VENDORS TO CONTINUE SUPPLYING US WITH EQUIPMENT, PARTS, SUPPLIES, AND SERVICES AT COMPARABLE TERMS AND PRICE LEVELS AS OUR BUSINESS GROWS.

Our access to equipment, parts, supplies, and services depends upon our relationships with, and our ability to purchase these items on competitive terms from, our principal vendors.  We do not enter into long-term supply contracts with these vendors and we have no current plans to do so in the future.  These vendors are not required to use us to distribute their equipment and are free to change the prices and other terms at which they sell to us.  In addition, we compete with the selling efforts of some of these vendors.  Significant deterioration in relationships with, or in the financial condition of, these significant vendors could have an adverse impact on our ability to sell and lease equipment as well as our ability to provide effective service and technical support.  If one of these vendors terminates or significantly curtails its relationship with us, or if one of these vendors ceases operations, we would be forced to expand our relationships with our existing vendors or seek out new relationships with previously-unused vendors.

WE ARE DEPENDENT UPON OUR LARGEST CUSTOMERS.

The loss of any key customer could have a material adverse effect upon our financial condition, business, prospects and results of operation.  Our four largest customers represent approximately 77% of our revenues for the nine months ended September 30, 2008.  Although we anticipate that major customers will represent less than 67% of revenue for the 2008 fiscal year and less than 42% of revenue for the 2009 fiscal year, the loss of these customers may contribute to our inability to operate as a going concern and may require us to obtain additional equity funding or debt financing (beyond the amounts described above) to continue our operations.  We cannot be certain that we will be able to obtain such additional financing on commercially reasonable terms, or at all.

WE ARE DEPENDENT UPON OUR MANAGEMENT TEAM AND THE UNEXPECTED LOSS OF ANY KEY MEMBER OF THIS TEAM MAY PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN IN A TIMELY MANNER OR AT ALL.

Our future success depends upon the continued services and performance of our management team and our key employees and their ability to work together effectively.  If our management team fails to work together effectively, our business could be harmed.  Although we believe that we will be able to retain these key employees, and continue hiring qualified personnel, our inability to do so could materially adversely affect our ability to market, sell, and enhance our services.  The loss of key employees or our inability to hire and retain other qualified employees could have a material adverse effect on our business, prospects, financial condition and results of operations.

THE MARKET MAY NOT ACCEPT OUR PRODUCTS AND SERVICES AND OUR PRODUCTS AND SERVICES MAY NOT ADDRESS THE MARKET’S REQUIREMENTS.

Our products and services are targeted to the healthcare market, a market in which there are many competing service providers.  Accordingly, the demand for our products and services is very uncertain.   The market may not accept our products and services.  Even if our products and services achieve market acceptance, our products and services may fail to address the market's requirements adequately.

IF WE FAIL TO PROVIDE SERVICES TO OUR CUSTOMERS, OUR REVENUES AND PROFITABILITY MAY BE HARMED.

Our services are integral to the successful deployment of our solutions.  If our services organization does not effectively implement and support our customers, our revenues and operating results may be harmed.

IF WE NEED ADDITIONAL FINANCING TO MAINTAIN AND EXPAND OUR BUSINESS, FINANCING MAY NOT BE AVAILABLE ON FAVORABLE TERMS, IF AT ALL.

We may need additional funds to expand or meet all of our operating needs.  If we need additional financing, we cannot be certain that it will be available on favorable terms, if at all.  Further, if we issue equity securities, stockholders will experience additional dilution and the equity securities may have seniority over our common stock.  If we need funds and cannot raise them on acceptable terms, we may not be able to:

 •
develop or enhance our service offerings;

 •
take advantage of future opportunities; or

 •
respond to customers and competition.

WE MUST MANAGE GROWTH TO ACHIEVE PROFITABILITY.

To be successful, we will need to implement additional management information systems, further develop our operating, administrative, financial and accounting systems and controls and maintain close coordination among our executive, finance, marketing, sales and operations organizations.  Any failure to manage growth effectively could materially harm our business.

SHAREHOLDERS WILL EXPERIENCE DILUTION AS A RESULT OF OUR STOCK OPTION PLANS.

We have granted stock options to our employees and anticipate granting additional stock options to our employees in the future in order to remain competitive with the market demand for such qualified employees.  As a result, investors could experience dilution.

WE DO NOT INTEND TO PAY DIVIDENDS.

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain any future earnings to fund growth and, therefore, do not expect to pay any dividends in the foreseeable future.

OUR STOCK PRICE HAS FLUCTUATED AND COULD CONTINUE TO FLUCTUATE SIGNIFICANTLY.

The market price for our common stock has been, and will likely to continue to be, volatile.  The following factors may cause significant fluctuations in the market price of our ordinary shares:

• fluctuations in our quarterly revenues and earnings or those of our competitors;
• shortfalls in our operating results compared to levels expected by the investment community;
• announcements concerning us or our competitors;
• announcements of technological innovations;
• sale of shares or short-selling efforts by traders or other investors;
• market conditions in the industry; and
• the conditions of the securities markets.

The factors discussed above may depress or cause volatility of our share price, regardless of our actual operating results.

OUR COMMON STOCK IS LISTED ON THE OTC BULLETIN BOARD, AND AS SUCH, IT MAY BE DIFFICULT TO RESELL YOUR SHARES OF STOCK AT OR ABOVE THE PRICE YOU PAID FOR THEM OR AT ALL.

Our common stock is currently trading on the OTC Bulletin Board. As such, the average daily trading volume of our common stock may not be significant, and it may be more difficult for you to sell your shares in the future at or above the price you paid for them, if at all. In addition, our securities may become subject to "penny stock" restrictions, including Rule 15g-9 under the Securities Exchange Act of 1934, as amended, which imposes additional sales practice requirements on broker-dealers, such as requirements pertaining to the suitability of the investment for the purchaser and the delivery of specific disclosure materials and monthly statements. The Securities and Exchange Commission has adopted regulations that generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The exceptions include exchange-listed equity securities and any equity security issued by an issuer that has:

 •

net tangible assets of at least $2,000,000, if the issuer has been in continuous operation for at least three years, or net tangible assets of at least $5,000,000, if the issuer has been in continuous operation for less than three years; or

 •
average annual revenue of at least $6,000,000 for the last three years.

While we are presently not subject to "penny stock" restrictions, there is no guarantee that we will be able to meet any of the exceptions to our securities from being deemed as "penny stock" in the future. If our securities were to become subject to "penny stock" restrictions, broker-dealers may be less willing or able to sell and/or make a market in our common stock. In addition, the liquidity of our securities may be impaired, not only in the number of securities that can be bought and sold, but also through delays in the timing of the transactions, reduction in securities analysts' and the news media's coverage of us, adverse effects on the ability of broker-dealers to sell our securities, and lower prices for our securities than might otherwise be obtained.

ITEM 2.                      UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

On July 1, 2008, $372,500 of the principal balance of the loan and $14,900 of the interest due was converted to common stock with the remaining outstanding principal balance of $372,500, along with $7,450 of interest due, paid to Cambria in cash.  The conversion price was $0.46 per share and 842,175 shares of Auxilio Common Stock were issued to Cambria. The sales of the securities listed above were deemed to be exempt from registration under the Securities Act in reliance on Rule 506 or Section 4(2) of the Securities Act.  The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions. All recipients had adequate access, through their relationships with us, to information about Auxilio.

ITEM 6.                      EXHIBITS.

 No.
Item

 31.1
Certification of the Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act of 1934, as amended.

 31.2
Certification of the Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act of 1934, as amended.

 32.1
Certification of the CEO and CFO pursuant to Rule 13a-14(b) and Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 *.

* In accordance with Item 601(b)(32)(ii) of Regulation S-K, this exhibit shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AUXILIO, INC.

Date:  November  14, 2008                                                                                     By:           /s/           Etienne Weidemann
                                  Etienne Weidemann
                                  Chief Executive Officer
                                  (Principal Executive Officer)

Date:  November 14, 2008                                                                                                    /s/                      Paul T. Anthony
         Paul T. Anthony
                                                                                                 Chief Financial Officer
                                                                                                                                                         (Principal Accounting Officer)

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULE 13a-14 AND 15d-14 OF THE EXCHANGE ACT

I, Paul Anthony, certify that:

1.           I have reviewed this Quarterly Report on Form 10-Q of Auxilio, Inc. (the "Registrant");

2.           Based on my knowledge, this Quarterly Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual
Report;

3.           Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.               The Company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the Company and have:

(a)  Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)  Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)  Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)  Disclosed in this report any change in the Company’s internal control over financial reporting that occurred during the Company’s most recent fiscal quarter (the company’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the company’s internal control over financial reporting;

5.           I have disclosed, based on my most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls.

Dated: November 14, 2008

/s/ Paul Anthony
Paul Anthony,
Chief Financial Officer
(Principal Financial Officer)

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14 AND 15d-14 OF THE EXCHANGE ACT

I, Etienne Weidemann, certify that:

1.           I have reviewed this Quarterly Report on Form 10-Q of Auxilio, Inc. (the "Registrant");

2.           Based on my knowledge, this Quarterly Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual
Report;

3.           Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.               The Company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the Company and have:

(a)  Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)  Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)  Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)  Disclosed in this report any change in the Company’s internal control over financial reporting that occurred during the Company’s most recent fiscal quarter (the company’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the company’s internal control over financial reporting;

5.           I have disclosed, based on my most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls.

Dated: November 14, 2008

/s/ Etienne Weidemann
Etienne Weidemann,
Chief Executive Officer
(Principal Executive Officer)

CERTIFICATION OF THE CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Auxilio, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Etienne Weidemann, Chief Executive Officer and Paul T. Anthony Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

Date:  November 14, 2008

    By:                                /s/ Etienne Weidemann
Etienne Weidemann, Chief Executive Officer

                                                                 By:                         /s/ Paul T. Anthony
Paul T. Anthony, Principal Financial Officer